Exhibit 99.1

News Release	News Release

MAGNUM HUNTER REPORTS FINANCIAL RESULTS

FOR THE FIRST QUARTER OF 2012

REvenues Increased 293%

EBITDAX Increased 425%

PRoduction increased 380%

FOR IMMEDIATE RELEASE – Houston – (Market Wire) – May 3, 2012 – Magnum Hunter Resources Corporation (NYSE: MHR, NYSE Amex: MHR-PrC and MHR-PrD) (“Magnum Hunter” or the “Company”) announced today financial results for the first quarter of 2012.

Financial Results for the Three Months Ended March 31, 2012

Magnum Hunter reported an increase in total revenues of 293% to $57.2 million for the three months ended March 31, 2012 compared to $14.5 million for the three months ended March 31, 2011. The increase in revenues was driven principally by the significant increase in production derived from the success achieved in the Company’s drilling programs in its three unconventional resource plays.

Operating margins also improved substantially as lease operating expenses per barrel of oil equivalent (“Boe”) declined from $12.67 per Boe to $9.78 per Boe. This operating improvement is a result of the addition of new lower cost production associated with our unconventional resource areas and tighter controls on field operating expenses. Recurring cash general and administrative costs per Boe also declined from $15.48 to $7.01 per Boe as the Company continues to grow its revenue base without the need for additional overhead requirements. The Company anticipates this trend of improving operating statistics to continue during fiscal year 2012 as production grows.

The Company reported a net loss of $17.1 million or ($0.13) per basic and diluted common shares outstanding for the three months ended March 31, 2012, compared to a net loss of $9.3 million, or ($0.12) per basic and diluted common shares outstanding for the three months ended March 31, 2011. The Company’s net loss per share for the three months ended March 31, 2012, was ($0.01) per basic and diluted common shares outstanding when adjusted for non-cash and non-recurring expenses summarized as follows: (i) gain from sale of discontinued operations of $4.7 million ($0.04 per share); (ii) impairment of oil and gas properties of $8.7 million ($0.07 per share); (iii) non-cash stock compensation expense of $4.6 million ($0.03 per share); (iv) unrealized loss on derivatives of $2.9 million ($0.02 per share); and (v) other acquisition-related, non-cash and non-recurring expenses of $3.9 million ($0.03 per share).

For the three months ended March 31, 2012, Magnum Hunter’s ‘Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization’ (“Adjusted EBITDA”) was $34.3 million as compared to $6.5 million for the three months ended March 31, 2011, representing an increase of 425%.

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Production Results for the Three Months Ended March 31, 2012

Average daily production increased 380% for the three months ended March 31, 2012 to 12,624 barrels of oil equivalent per day (“Boepd”) (35% oil/liquids) as compared to the 2,629 Boepd reported for the three months ended March 31, 2011. The daily production rate in the first quarter of 2012 represents a 38% increase over the production rate of 9,124 Boepd reported during the fourth quarter of 2011, demonstrating the continued success of the Company’s organic drilling programs in each of its operating regions.

First Quarter Acquisitions

Magnum Hunter closed on two acquisitions during the first quarter of 2012. On February 17, 2012, the Company closed on the acquisition of leasehold mineral interests located predominately in Noble County, Ohio for a total purchase price of $24.8 million. The Utica Acreage consists of approximately 15,558 gross (12,186 net) acres, which now gives the Company a total of 61,151 net acres that are prospective for the emerging Utica Shale.

On March 30, 2012, the Company, through its wholly owned subsidiary, Williston Hunter ND, LLC, closed on the purchase of certain assets of Eagle Operating, Inc. (“Eagle”), effective April 1, 2011. Total consideration was $52.9 million consisting of $51.0 million in cash and 296,859 shares of Magnum Hunter restricted common stock valued at $1.9 million based on a price of $6.41 per share. The cash portion of the purchase price was adjusted to approximately $48.5 million because of the effective date of the transaction being April 1, 2011. The acquisition includes all of Eagle's operated working interest ownership in oil and gas mineral leases and 191 existing wells on approximately 15,500 gross acres located within four counties of the Williston Basin of North Dakota. Current net production from the acquisition is approximately 350 barrels of oil equivalent per day. Total proved reserves attributable to the acquired properties are estimated at 2.1 million barrels of oil equivalent.

Management Comments

Mr. Gary C. Evans, Chairman of the Board and Chief Executive Officer of Magnum Hunter Resources, commented, “We are pleased to report our operating and financial results for the first quarter of 2012 improved on all counts. Management has positioned the Company with a portfolio of proved and unproved properties in three of the most exciting unconventional resource plays in the world today. As we continue to harvest these resources by prudently developing the assets in a manner that offers exceptional financial returns, our cash flow and income will reflect these accomplishments. We are fortunate that two of our shale plays are oil and we have the ability to shift our capital program around to take advantage of the huge disparity between oil and natural gas prices today. By completing the two acquisitions in Ohio and North Dakota during the first quarter, and with the pending Baytex acquisition in the amount of $311 million announced several weeks ago scheduled to close later this month, we are continuing to add prime lease acreage to our existing asset base. These assets will continue to provide drilling opportunities for many years to come. Well results in all three of our shale plays are outperforming our third party engineering production type curves which gives us increased confidence that proved reserves companywide continue to be understated.”

Non-GAAP Financial Measures and Reconciliations

Note: Adjusted EBITDA is a non-GAAP financial accounting measure and as such, a full reconciliation of the above exhibited Adjusted EBITDA number related to the Company’s reported net income for the three months ended March 31, 2012 using standardized GAAP financial accounting methodology and as reported to and filed with the Securities and Exchange Commission can be found and is exhibited in the footnotes of this press release below. Also, a reconciliation of the recurring loss per common share to the reported loss per common share for the three months ended March 31, 2012, and a reconciliation to recurring cash G&A for the three months ended March 31, 2012 and 2011 are provided in the footnotes of this press release below. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, measures for financial performance prepared in accordance with GAAP that are presented in this release. We believe these non-GAAP financial measures to be important measures for evaluating the relative significance of our financial information used by equity analysts and investors.

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About Magnum Hunter Resources Corporation

Magnum Hunter Resources Corporation and subsidiaries are a Houston, Texas based independent exploration and production company engaged in the acquisition, development and production of crude, natural gas and natural gas liquids, primarily in the states of West Virginia, Kentucky, Ohio, Texas, North Dakota and Saskatchewan, Canada. The Company is presently active in three of the most prolific unconventional shale resource plays in North America, namely the Marcellus Shale, Utica Shale, Eagle Ford Shale and Williston Basin/Bakken Shale.

For more information, please view our website at www.magnumhunterresources.com

Forward-Looking Statements

The statements and information contained in this press release that are not statements of historical fact, including any estimates and assumptions contained herein, are “forward looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, referred to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. These forward-looking statements include, among others, statements, estimates and assumptions relating to our business and growth strategies, our oil and gas reserve estimates, our ability to successfully and economically explore for and develop oil and gas resources, our exploration and development prospects, future inventories, projects and programs, expectations relating to availability and costs of drilling rigs and field services, anticipated trends in our business or industry, our future results of operations, our liquidity and ability to finance our exploration and development activities and our midstream activities, market conditions in the oil and gas industry and the impact of environmental and other governmental regulation. In addition, with respect to any pending acquisitions described herein, forward-looking statements include, but are not limited to, statements regarding the expected timing of the completion of the proposed transactions; the ability to complete the proposed transactions considering the various closing conditions; the benefits of such transactions and their impact on the Company’s business; and any statements of assumptions underlying any of the foregoing. In addition, if and when any proposed transaction is consummated, there will be risks and uncertainties related to the Company’s ability to successfully integrate the operations and employees of the Company and the acquired business. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may”, “will”, “could”, “should”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “project”, “pursue”, “plan” or “continue” or the negative thereof or variations thereon or similar terminology.

These forward-looking statements are subject to numerous assumptions, risks, and uncertainties. Factors that may cause our actual results, performance, or achievements to be materially different from those anticipated in forward-looking statements include, among others, the following: adverse economic conditions in the United States, Canada and globally; difficult and adverse conditions in the domestic and global capital and credit markets; changes in domestic and global demand for oil and natural gas; volatility in the prices we receive for our oil and natural gas; the effects of government regulation, permitting and other legal requirements; future developments with respect to the quality of our properties, including, among other things, the existence of reserves in economic quantities; uncertainties about the estimates of our oil and natural gas reserves; our ability to increase our production and oil and natural gas income through exploration and development; our ability to successfully apply horizontal drilling techniques; the effects of increased federal and state regulation, including regulation of the environmental aspects, of hydraulic fracturing; the number of well locations to be drilled, the cost to drill and the time frame within which they will be drilled; drilling and operating risks; the availability of equipment, such as drilling rigs and transportation pipelines; changes in our drilling plans and related budgets; regulatory, environmental and land management issues, and demand for gas gathering services, relating to our midstream operations; and the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity.

These factors are in addition to the risks described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s 2011 annual report on Form 10-K, as amended, filed with the Securities and Exchange Commission, which we refer to as the SEC. Most of these factors are difficult to anticipate and beyond our control. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. You are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date of this document. Other unknown or unpredictable factors may cause actual results to differ materially from those projected by the forward-looking statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We urge readers to review and consider disclosures we make in our reports that discuss factors germane to our business. See in particular our reports on Forms 10-K, 10-Q and 8-K subsequently filed from time to time with the SEC. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

Magnum Hunter Contact:	Gabe Scott
Vice President – Capital Markets and Corporate Development
ir@magnumhunterresources.com
(832) 203-4539

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Production and Commodity Pricing

	Three Months Ended
	March 31,
	2012	2011

Production
Oil (MBbls)	364	119
Gas (MMcfs)	4,461	703
NGL (MBbls)	41	-
Total (MBoe)	1,149	237
Total (Boe/d)	12,624	2,629

Average prices
Oil (per Bbl)	$97.12	$86.59
Gas (per Mcf)	$3.12	$5.15
NGL (per Bbl)	$45.95	-
Total average price (per Boe)	$44.54	$59.00

LOE - $/Boe	$9.78	$12.67
Recurring Cash G&A - $/Boe	$7.01	$15.48

Recurring Cash G&A

	Three Months Ended
	March 31,
($ in thousands)	2012	2011

Total G&A	$15,199	$6,783

Adjustments:
Non-cash stock compensation	$4,617	$1,384
Acquisition and other non-recurring expense	$2,533	$1,735

Recurring Cash G&A	$8,049	$3,664

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MAGNUM HUNTER RESOURCES CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except shares and per-share data)

	March 31,	December 31,
	2012	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$31,499	$14,851
Accounts receivable	52,461	48,083
Derivative assets	9,288	5,732
Prepaids and other current assets	7,896	6,254
Assets held for sale - current	—	2,749
Total current assets	101,144	77,669

PROPERTY AND EQUIPMENT (Net of Accumulated Depletion and Depreciation):
Oil and natural gas properties, successful efforts accounting	1,105,002	962,965
Gas gathering and other equipment	122,996	112,169
Total property and equipment, net	1,227,998	1,075,134

OTHER ASSETS:
Deferred financing costs, net of amortization of $1,520 and $958, respectively	10,669	10,642
Derivatives and other long term assets	9,845	1,913
Assets held for sale – long term	—	3,402
Total assets	$1,349,656	$1,168,760

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of notes payable	$5,159	$4,565
Accounts payable	132,889	136,698
Accrued liabilities	6,397	5,635
Revenue payable	17,947	10,781
Derivatives and other current liabilities	8,937	7,149
Liabilities associated with assets held for sale - current	—	2,847
Total current liabilities	171,329	167,675

OTHER LIABILITIES:
Notes payable, less current portion	364,366	285,824
Asset retirement obligation	22,457	20,089
Deferred tax liability	94,987	95,299
Derivatives and other long term liabilities	13,958	8,954
Liabilities associated with assets held for sale – long term	—	267
Total liabilities	667,097	578,108

COMMITMENTS AND CONTINGENCIES (Note 13)

REDEEMABLE PREFERRED STOCK:
Series C Cumulative Perpetual Preferred Stock, cumulative dividend rate 10.25% per annum, 4,000,000 authorized, 4,000,000 issued & outstanding as of March 31, 2012 and December 31, 2011, respectively, with liquidation preference of $25.00 per share	100,000	100,000
Series A Convertible Preferred Units of Eureka Hunter Holdings, LLC, cumulative distribution rate of 8.0% per annum, 3,000,000 and none issued & outstanding as of March 31, 2012 and December 31, 2011, respectively, with liquidation preference of $60,000,000	58,132	—

SHAREHOLDERS’ EQUITY:
Preferred Stock, 10,000,000 shares authorized	—	—
Series D Cumulative Perpetual Preferred Stock, cumulative dividend rate 8.0% per annum, 5,750,000 authorized, 2,288,309 and 1,437,558 issued & outstanding as of March 31, 2012 and December 31, 2011, respectively, with liquidation preference of $50.00 per share	114,416	71,878
Common stock, $0.01 par value; 250,000,000 shares authorized, 132,718,280 and 130,270,295 shares	1,322	1,298
Exchangeable common stock, par value $0.01 per share, 2,426,522 and 3,693,871 issued and outstanding as of March 31, 2012 and December 31, 2011, respectively
Additional paid in capital	574,569	569,690
Accumulated deficit	(157,122)	(140,070)
Accumulated other comprehensive loss	(9,038)	(12,463)
Treasury stock at cost, 761,652 shares	(1,310)	(1,310)
Unearned common stock in KSOP at cost, 153,300 shares	(604)	(604)
Total Magnum Hunter Resources Corporation shareholders' equity	522,257	488,456
Non-controlling interest	2,170	2,196
Total shareholders’ equity	524,427	490,652
Total liabilities and shareholders’ equity	$1,349,656	$1,168,760

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MAGNUM HUNTER RESOURCES CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except shares and per-share data)

	Three Months Ended
	March 31,
	2012	2011
REVENUE:
Oil and gas sales	$51,172	$13,961
Field operations and other	6,024	576
Total revenue	57,196	14,537

EXPENSES:
Lease operating expenses	11,241	2,997
Severance taxes and marketing	3,723	995
Exploration	345	315
Field operations	2,838	774
Impairment of unproved oil and gas properties	8,671	—
Depreciation, depletion and accretion	26,728	5,468
General and administrative	15,199	6,783
Total expenses	68,745	17,332

OPERATING LOSS	(11,549)	(2,795)

OTHER INCOME (EXPENSE):
Interest income	7	3
Interest expense	(5,384)	(784)
Loss on derivative contracts	(1,415)	(3,342)
Other income	368	—
Total other income and expense	(6,424)	(4,123)

Loss from continuing operations before income taxes and non-controlling interest	(17,973)	(6,918)

Income tax benefit	810	—
Net income attributable to non-controlling interest	26	(32)

Loss attributable to Magnum Hunter Resources Corporation from continuing operations	(17,137)	(6,950)

Income from discontinued operations	354	260
Gain on sale of discontinued operations	4,325	—

Net loss	(12,458)	(6,690)

Dividends on Preferred Stock	(4,594)	(2,608)

Net loss attributable to common shareholders	$(17,052)	$(9,298)

Weighted average number of common shares outstanding, basic and diluted	133,122,192	75,642,091

Loss from continuing operations, basic and diluted	$(0.16)	$(0.12)

Income from discontinued operations, basic and diluted	$0.03	$—

Net loss per common share, basic and diluted	$(0.13)	$(0.12)

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MAGNUM HUNTER RESOURCES CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF OTHER COMPREHENSIVE INCOME

(In thousands, except shares and per-share data)

	Three months ended March 31,
	2012	2011
Net loss	$(12,458)	$(6,690)
Foreign currency translation	3,502	—
Unrealized loss on available for sale investments	(77)	—
Total comprehensive loss	$(9,033)	$(6,690)

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MAGNUM HUNTER RESOURCES CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended
	March 31,
	2012	2011

Cash flows from operating activities
Net loss	$(12,458)	$(6,690)
Adjustments to reconcile net loss to net cash provided by operating activities:
Noncontrolling Interest	(26)	32
Depletion, depreciation, and accretion	26,778	5,530
Asset impairment	8,671	—
Share based compensation	4,617	1,384
Cash paid for plugging wells	(99)	—
Gain on sale of assets	(4,051)	4
Unrealized loss on derivative contracts	2,902	3,350
Amortization of deferred financing costs included in interest expense	563	349
Deferred taxes	(810)	—
Changes in operating assets and liabilities:
Accounts receivable	(3,647)	(2,655)
Inventory	(1,193)	—
Prepaid expenses and other current assets	(519)	(379)
Accounts payable	(23,688)	6,159
Revenue payable	7,166	1,684
Accrued liabilities	19,353	487
Net cash provided by operating activities	23,559	9,255

Cash flows from investing activities
Capital expenditures and advances	(180,760)	(65,541)
Change in restricted cash and deposits	(5)	(17)
Proceeds from sales of assets	783	(4)
Net cash used in investing activities	(179,982)	(65,562)

Cash flows from financing activities
Net proceeds from sale of preferred shares	39,742	47,282
Proceeds from sale of Series A Preferred units in Eureka Hunter Holdings	58,132	—
Proceeds from exercise of warrants and options	1,168	5,039
Preferred stock dividend paid	(4,447)	(2,562)
Principal repayments of debt	(52,925)	(26,251)
Proceeds from borrowings on debt	131,977	36,044
Payment of deferred financing costs	(595)	—
Change in other long-term liabilities	52	37
Net cash provided by financing activities	173,104	59,589

Effect of exchange rate changes on cash	(33)	—
Net increase in cash and cash equivalents	16,648	3,282
Cash and cash equivalents, beginning of period	14,851	554

Cash and cash equivalents, end of period	$31,499	$3,836

Supplemental disclosure of cash flow information
Cash paid for interest	$5,619	$311

Non-cash transactions
Common stock issued for acquisitions	$1,902	$7,542
Accrued capital expenditures	$25,505	$7,723
Proceeds from sale of assets	$7,706	$—

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Recurring Loss Per Common Share

Three Months Ended
($ in thousands)	March 31, 2012

Net loss attributable to common shareholders - reported	($17,052)

Non-recurring and non-cash items:
Exploration expense	$345
Impairment of oil & gas properties	$8,671
Non-Cash: stock compensation expense	$4,617
Non-recurring acquisition and other expense	$2,533
Unrealized (gain) loss on derivatives	$2,902
(Gain) loss on sale of assets	$274
(Gain) from sale of discontinued operations	($4,325)
Income from discontinued operations	($354)
Non-recurring LOE	$781
Total non-recurring and non-cash items	$15,444

Net loss attributable to common shareholders - recurring	($1,608)

Recurring loss per common share - basic and diluted	($0.01)

EBITDAX Reconciliation

Three Months Ended
($ in thousands)	March 31, 2012
Net income (loss) from continuing operations	($17,137)
Net interest expense	$5,384
Loss (Gain) on sale of assets	$274
Depletion, Depreciation & Amortization	$26,728
Impairment of oil and gas properties	$8,671
Exploration expense	$345
Non-Cash Stock Comp. expense	$4,617
Non-recurring acquisition and other expense	$2,533
Non-recurring LOE	$781
Income tax benefit	($810)
Unrealized loss (gain) on derivatives	$2,902
Total EBITDAX	$34,288

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